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EXPLANATORY NOTE
The following is a copy of the transcript of Valeant Pharmaceuticals International’s (“Valeant”) and Biovail Corporation’s (“Biovail”) joint conference call and live Internet webcast on June 21, 2010 relating to the Agreement and Plan of Merger, dated as of June 20, 2010, among Valeant, Biovail, Biovail Americas Corp. and Beach Merger Corp.

FINAL TRANSCRIPT
VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Event Date/Time: Jun. 21. 2010 / 12:30PM GMT

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
CORPORATE PARTICIPANTS
Laurie Little
Valeant Pharmaceuticals International — IR
Bill Wells
Biovail Corporation — CEO
Mike Pearson
Valeant Pharmaceuticals International — Chairman, CEO
CONFERENCE CALL PARTICIPANTS
Randall Stanicky
Goldman Sachs — Analyst
David Risinger
Morgan Stanley — Analyst
Annabel Samimy
Thomas Weisel — Analyst
Marc Goodman
UBS — Analyst
Michael Tong
Wells Fargo Securities — Analyst
Gregg Gilbert
Bank of America — Analyst
Douglas Miehm
RBC Capital Markets — Analyst
Chris Scott
JPMorgan — Analyst
Tim Chiang
CRT Capital — Analyst
Corey Davis
Jefferies — Analyst
Valerie Lubrano
Loomis Sayles — Analyst
Charles Trent
Credit Suisse — Analyst
Chris Sym
Shenkman Capital — Analyst
David Blaustein
Suttonbrook — Analyst
David Common
JPMorgan — Analyst
Judy Delgado
Alpine Associates — Analyst
Todd Corsair
UBS — Analyst

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Sachin Shah
Capstone Global Markets — Analyst
PRESENTATION
Operator
Good morning. My name is Mason and I’ll be your conference operator today. At this time I would like to welcome everyone to the Valeant and Biovail analyst and investor conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer session. (Operator Instructions). I will now turn the call over to Ms. Laurie Little. You may now begin.
Laurie Little — Valeant Pharmaceuticals International — IR
Thank you, Mason. Good morning, everyone, and welcome to our conference call to discuss the combination of Valeant and Biovail which was announced earlier today. We’ll be using a slide presentation during the call. This presentation is available on both Valeant’s and Biovail’s website.
At the conclusion of our prepared remarks we will open the call for Q&A regarding the transaction. But first, you’ll find on our slide we have the forward-looking statement. The discussion today may contain forward-looking statements that are not limited to historical facts but reflect current beliefs, expectations, and intentions regarding future events.
All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Examples of such risks and uncertainties include, without limitation — one, the possibility that the proposed merger is delayed or does not close including due to the failure to receive required regulatory approval, the taking of governmental action including the passage of new legislation or the failure of other closing conditions; and two, the possibility that the expected synergies will not be realized within the expected time period because of, among other things, the possibility that the costs or difficulties related to the integration of the two companies will be greater than expected.
For other examples of such risks and uncertainties, please see the risk factors set forth in each of the Company’s 2009 Form 10-K, SEC filings and their other public filings. Your hosts for today’s call are Bill Wells, Biovail’s Chief Executive Officer, and Mike Pearson, Valeant’s Chairman and Chief Executive Officer. On slide 3 you can see an overview of what will be covered in today’s presentation. Now let me turn the call over to Bill who will provide some opening remarks and then Mike who will go through the remainder of the presentation. Bill?
Bill Wells — Biovail Corporation — CEO
Thanks, Laurie, and good morning, everyone. We appreciate your joining us on short notice today for our joint call to discuss the combination of Valeant and Biovail. As the CEO of Biovail I am extremely pleased to be able to share with you some comments regarding this compelling combination which will create a company with an impressive platform for growth, strong and stable cash flows and the opportunity to create significant value for both sets of shareholders.
This combination builds on the strengths of each company in ways that are consistent with each company’s core strategy. You can see a summary of the key strategic and financial benefits of the merger on slide 5.
When we started putting together a new strategic plan for Biovail a couple of years ago and moving the Company towards high-growth, we envisioned that five years out Biovail would have a strong specialty central nervous system or CNS platform, and would begin developing additional specialty areas as well as exploring international opportunities.

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Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Since then we’ve made some tremendous strides, most especially over the last three years with nine deals. The most notable of which include the US rights to Wellbutrin XL, the worldwide rights to tetrabenazine and Prestwick Pharmaceuticals.
Today’s announcement is significant because it enables Biovail in a single step to leapfrog ahead and create a leading diversified specialty pharmaceuticals company that is focused on growth and cash flow generation. Valeant’s and Biovail’s combined scale, financial strength, significantly expanded presence in North America and operations in eight other countries will accelerate our ability to pursue substantial growth opportunities.
We will leverage our complementary product lines and operations across four focus growth platforms, all of which are experiencing double-digit growth. These platforms are — specialty CNS, dermatology, Canada, and emerging markets/branded generics. Importantly the new combined company will have a diversified portfolio in terms of products, therapeutic areas and geographies and will also benefit from limited patent exposure. Taken together these generate strong and stable cash flows that will be used to support future growth and strengthen the combined Company’s balance sheet.
Furthermore, we will also be able to take advantage of substantial cost synergies and we anticipate that this transaction will be cash EPS accretive to both companies’ stockholders within the first 12 months post close. I’d also like to mention that one of Biovail’s key attributes is our advantageous corporate structure and related financial efficiencies. This structure will be retained and incorporated (technical difficulty) flexibility and financial performance.
Overall, this combination is a great strategic fit on all fronts and together we will be able to create opportunities for both companies at a level that would not have been possible for either on a standalone basis. As mentioned in this morning’s press release, Mike will serve as the combined Company’s Chief Executive Officer residing in Barbados and I will be the Non-Executive Chairman.
Before turning the call over to Mike I’d like to say that Mike and I have been working closely together over recent months and I have found that he lives up to his reputation as an accomplished an experienced leader who gets great results.
Mike is a Canadian national who later moved to the US and enjoyed a 23-year career at McKinsey & Co. helping leading companies enact successful turnarounds, acquisitions and corporate strategy before taking the reins at Valeant in 2008. His achievements and those of his management team at Valeant have been impressive and we at Biovail look forward to being part of a combined company under his executive leadership. Mike?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Thank you, Bill. I appreciate your comments. And let me add my own welcome to all of the investors, analysts and employees that are joining us today to hear about our exciting combination that will create Valeant Pharmaceuticals International, Inc., a leader in specialty pharmaceuticals.
I want to first detail what Valeant shareholders will be receiving with this transaction. All stockholders will get 1.78 shares of a company, per share, that analysts forecast is expected to earn greater than $2 adjusted non-GAAP earnings per share. In addition, they will receive an upfront cash dividend of $16.77 and a second dividend of $1.78 for a total cash dividend of $18.55 which we expect to be paid in 2010. This transaction is expected to be accretive to both shareholders within the first 12 months after close. After the combination is complete, all of our shareholders will benefit from both a compelling set of financials and an improvement in specialty pharmaceutical strategy.
On the financial side, by the second year after close, we expect to achieve at minimum $175 million in cost synergies. We would expect to achieve further margin expansion through taking advantage of Biovail’s corporate financial structure. In addition, we expect to deliver double-digit top and bottom line growth as we execute the new Valeant strategy.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Current Valeant shareholders will recognize the financial philosophy we will adopt going forward. First, maximizing growing cash flows from operations. Second, make intelligent decisions about deploying the cash with a healthy balance of improving our balance sheet, returning cash to shareholders and acquiring undervalued assets and quickly extracting top and bottom line synergies. And third, under promise and over deliver, in terms of revenue growth, in terms of earnings, and in terms of cash flows.
On the strategic side, I believe this combination will allow us to turbo charge our growth strategy across our four growth pillars — dermatology, neurology and other which we will now rename specialty CNS, emerging markets and branded generics and finally Canada and Australia. In short, I believe the new Valeant represents a second opportunity for investors to participate in significant upsides we have realized in the old Valeant over the last two and half years.
And in terms of voting with my feet, I have committed to keep all my personal equity in the new Valeant for at least the next three years.
Turning to the transaction highlights on slide 6. Under the agreement the Valeant stockholders will receive a one-time special cash dividend of $16.77 prior to the closing of the merger and 1.78 shares of Biovail common stock upon closing of the merger in exchange for each Valeant share of common stock that they currently own. This transaction was structured to bring down the market caps of Valeant in line with each other — in line with Biovail’s ahead of the share exchange.
Upon completion of the merger, which is expected to occur before the end of the year, Biovail stockholders will own approximately 50.5% and Valeant stockholders will own approximately 49.5% of the shares of the combined company on a fully diluted basis.
For Biovail stockholders this transaction represents a 15% premium based on a calculation of the stock prices over the last 10 trading days. This is intended to qualify as a tax-free reorganization for Valeant stockholders.
Additionally, it is anticipated by December 31, 2010, contingent upon the closing of the merger and subject to approval by the new Valeant Board of Directors and to applicable law, the combined company will pay an additional one-time $1 per share dividend to all stockholders of the new combined entity, after which time the new Valeant does not intend to paid dividends.
As you can see, we’re financing the merger through a $2.8 billion term loan but also have in place a $250 million revolving facility for liquidity and an important aspect of business that I’ll talk about in a moment. The new Valeant Board will consist of 11 members — five from Biovail, five from Valeant and an additional independent Canadian resident director who will be identified through a search process and nominated by Valeant and agreed upon by Biovail.
On slide 7 you’ll see that an important advantage to this combination is the corporate structure of the combined entity. This is pretty straightforward, but to illustrate the point, by retaining Biovail’s existing corporate structure and related financial efficiencies, the new Valeant corporate structure will have a lower cash effective tax rate enabling the Company to benefit from either — from further enhanced financial performance.
Turning to liquidity, we expect to have in excess of $500 million of available liquidity for future growth upon closing. The cash generating expectations for the combined companies are approximately $750 million a year and this is based on a trailing 12 months basis plus the synergies. While additional details will be found in the proxy, we are comfortable with our debt and liquidity levels. Our debt to total capitalization will be below 40%.
Turning to slide 10, we see the new business profile of the new Company. In dermatology we will be adding an anchor brand, Zovirax, to old Valeant’s strong and growing dermatology business. By eliminating Zovirax’s current contract sales force in dermatology and adding the brand to our own sales force we expect to achieve substantial cost synergies and improve the growth trajectory of the entire set of brands.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
In specialty CNS, formerly neurology and other in the old Valeant, we will be adding a growth product, Xenazine, to our current stable of neurology products.
In Canada we will be combining two businesses that will each be approximately $100 million in 2010, both which are experiencing growth rates of over 20%. In addition to the obvious cost synergies we will have what is perhaps the premier commercial infrastructure in the industry in Canada which will enable us to maximize the potential of our current brands, optimize the launch of our pipeline assets and make us the partner of choice in the Canadian marketplace.
Next we have our branded generics business in central Europe, Mexico and Brazil which will be unaffected by the merger. We will continue to invest in these businesses, all situated in high-growth markets, to provide continued diversification for our shareholders. Finally, we will have a legacy portfolio which we will manage for cash to fund growth in our other business platforms.
Turning to slide 11, helping to carry us forward, as outlined on the next several slides, will be an adherence to our well tested operating philosophy. Just as we have done over the past two years with Valeant, we will look to transform the new Valeant and apply the successful strategy and operating philosophy to the combined Company’s portfolio. Building on our track record of creating long-term value for our stakeholders ranging from our partners and employees to our investors and the patients who depend on our products.
For those who may be unfamiliar with our philosophy, let we spent a few minutes quickly going over its guiding principles which will be used to shape the new Valeant’s future. This business combination will allow us to further distinguish ourselves on this dimension. First, while many people talk about operating with a low cost structure, we truly have one and pride ourselves on that.
We don’t bet on science, we bet on management. We have some smart scientists in the Company but we’re not betting on science. We will make good management bets that seek to minimize risk and get a good return while helping patients in bringing good products to the market.
As I’ve mentioned, our diversified business model is critical. The new Valeant will have a focused presence in 10 different countries, many of which we view as long-term high-growth markets and we like that. And we continue to invest in specialty pharmaceuticals, branded generics and OTC assets.
Moving to slide 13, avoiding the big guys is just common sense. It is easier for us to compete against smaller, less advantaged players. We also make it a point not to fall in love with our assets. If another company wants an asset that we have or it’s a more natural fit elsewhere we’ll sell at the right price. We take an agnostic view towards our assets and we expect to continue to as long as it makes business sense and enhances value to shareholders we’ll continue to buy, sell and trade assets.
As I’ve noted many times before, I don’t believe that others in our industry are prudent about investing ahead of need and it is one of the curses of this industry. A lot of people equate developing and launching a product to the movie industry where hundreds of millions are spent before an audience buys a ticket. If you want to design your strategy to be like the movie industry be my guest, but that will not be our strategy. Our strategy is that if things are working then you invest behind them to unlock even more potential, and if they are not working we cut off funding and redeploy it behind a winner.
Finally, turning to slide 14, it may be a cliche, but change is good and for us it means acting quickly. If things aren’t working we make a change. Speed and lack of bureaucracy are the keys. Lastly, we embrace fact-based decision begin. We want to get to the right answers in the right way. As we begin to chart the new Valeant path going forward you’ll clearly see elements of these principles throughout our plans.
Turning to slide 15, both Valeant and Biovail have a successful history of integrating acquisitions and I do not expect this one to be any different. Like our previous acquisitions, this combination only affects a subset of our operations — the United States

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
and Canada. And as in the past, we will make decisions quickly and we will not be afraid to make the tough calls. Much of my career at McKinsey was spent helping companies merge so this will not be a new challenge.
In terms of synergies, a joint working team across both companies has already identified at minimum $175 million of hard cost synergies down to a very granular level. As should be expected, these synergies will be realized across all business functions. Total headcount reductions of 15% to 20% are expected. As mentioned previously, this synergy number does not include any benefit from retaining the Biovail corporate structure.
Now, I’ll walk you through where we go from here to complete the transaction. The next steps outlined on slide 19 are straightforward and contain no surprises. Valeant and Biovail have executed a definitive merger agreement which we will file with the SEC in the coming days. The transaction is subject to customary approval by Valeant and Biovail stockholders, as well as regulatory and antitrust and competition law approval.
Because of the complementary nature of the companies’ assets we do not believe there will be any issues with the review process. We expect to close the transaction before the end of 2010. And again, we will be moving as fast as we can across all these fronts to begin delivering the benefits of this combination to our stakeholders.
Before we open up the call for your questions, let me underscore the compelling nature of this transaction, which will create a combined company with a focus on growth and cash flow generation. Our enhanced scale, financial strength and complementary product lines will accelerate our growth opportunities as we build a flexible, agile organization with tremendous financial resource that can respond to and take advantage of opportunities in the markets we serve.
By harnessing the strength of both companies we will be well-positioned to enhance many times over the strategic plans of both companies and thereby continue to create and deliver further shareholder value. With that, I would like to turn the call over to the operator for questions. Operator?
QUESTIONS AND ANSWERS
Operator
(Operator Instructions). Randall Stanicky, Goldman Sachs.
Randall Stanicky — Goldman Sachs — Analyst
Great. Thanks, guys, very much for the questions and congratulations. This first question on the revenue opportunity, can you just maybe walk us through — you didn’t talk about revenue synergies, the opportunity there. And then what should we think about in terms of any overlap or divestitures as you go through the combined portfolio of products? And I and I have one follow-up.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Okay, in terms of revenue synergies, we do believe there will be revenue synergies, but we’re being conservative and we’d rather not promise any and deliver on some. I think the two most obvious places for revenue synergies will be Canada where we will have a significant sales and marketing organization. The Valeant sales and marketing organization is probably somewhat undersized today and there’s capacity in the Biovail sales and marketing organization.
So this will help immediately and I think we have three or four product launches planned in the next 18 months and so we’ll take advantage from a revenue synergies side. The other will be in dermatology, as I mentioned. By adding Zovirax into the

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
portfolio we will have an anchor brand that will allow us to both reduce costs of a CSO, but if you have an anchor brand in dermatology it should enhance the sales performance of our other products in that mix. In neurology over time, as we get more products to the market, we would also expect revenue synergies there. What was the second question, I’m sorry?
Randall Stanicky — Goldman Sachs — Analyst
In terms of overlap, I mean are there any divestitures or pruning that we should think about?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
We don’t think so. I think what we will do is we’ll step back, take a look at all our in-market products and our pipeline and we will rationalize those and pick the best. So could there be some product divestitures? There could be. We have not made that determination yet. But we don’t think we will be forced to make any divestitures.
Randall Stanicky — Goldman Sachs — Analyst
Okay, great. And then the second question, just on the synergy front from a cost perspective, can you help us understand how much of the actual cost synergy comes from the overlap of the two infrastructures versus reduced R&D spending? And then maybe just on the tax side, can you give us the pro forma tax number and obviously the opportunity to lower the taxes over time is an opportunity, so how should we think about that.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Well, I’ll take the cost question and Bill should take the tax question. In terms of cost, clearly part of the synergies will be R&D, but the majority of synergies will be coming from the infrastructure.
Bill Wells — Biovail Corporation — CEO
On the tax side there’s clearly a significant opportunity here for improvement in the combined corporate tax rate. As you know, Biovail has a very efficient corporate structure. Our cash tax rate averages between 5% and 8% and we believe that’s sustainable in the long run.
As we incorporate the Valeant into the Biovail structure we should be able to have some of Valeant’s products benefit from that and certainly future products that we acquire through business development should benefit from that structure. So over time we would expect the effective tax rate of the combined company to improve substantially.
We don’t have a specific target for you. It will be a little bit above Biovail’s corporate tax rate which would be around 5% to 8% on a cash basis today. But in the longer run, I think we should be able to have a very efficient and effective tax structure.
Randall Stanicky — Goldman Sachs — Analyst
Okay. I’ll leave it there. Thanks, guys.
Operator
David Risinger, Morgan Stanley.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
David Risinger — Morgan Stanley — Analyst
Thanks very much and congrats on the deal. With respect to the tax rate, could you just educate us a little bit more about the durability of the tax rate? And you said some of the products from Valeant will be able to realize a low tax rate. Could you just explain that further? And then with respect to the durability, what is the actual process for sorting through which assets are going to be realizing an extremely low tax rate? And when you say that that will be durable in the future, maybe you could just speak to that in a little bit more detail. Thank you.
Bill Wells — Biovail Corporation — CEO
Sure. Well, our corporate structure has been in place for many years since the early to mid ‘90s. The structure has functioned very well. The essence of it is that we are a Canadian company; our principle subsidiary is in Barbados. That subsidiary develops the intellectual property and funds and manages it for the Company as a whole and the proceeds from that are taxed at a lower rate in Barbados.
In addition, in Canada, because we have manufacturing in our corporate headquarters in Canada, we tend to generate excess NOL so we have substantial additional NOLs in Canada which will of course shelter the income from Valeant’s Canadian business which is extremely profitable. So that’s a tax synergy which will happen almost immediately.
These structures rely on the Canada/Barbados tax treaty and the US/Barbados tax treaty that have been in place for many years, are very stable tax treaties and we don’t anticipate any changes there. So we believe that this structure is one which should endure for many years and be very robust.
With regard to which products would benefit from it, I’m not going to go into any specific details. We’ve had teams looking at those kinds of issues. As we go through the integration planning we’ll get into it in more depth and then we’ll implement it over time after the two companies come together.
For new products, however, that we would acquire through business development, I would say most of those — both on the international markets and in North America — should be able to benefit from an advantageous corporate structure.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Let me just add one thing that you’ll see when our proxy comes out, that both companies in terms of the financial modeling each of us did to justify this transaction for both sets of shareholders, we did not assume any tax synergies. So that all — to the extent that we’re able to realize those, and we feel very confident that we will, that will just deliver upside value to both sets of shareholders.
Bill Wells — Biovail Corporation — CEO
That’s an important point.
David Risinger — Morgan Stanley — Analyst
Thank you.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Operator
Annabel Samimy, Thomas Weisel.
Annabel Samimy — Thomas Weisel — Analyst
Hi, it’s Annabel Samimy, thanks for taking my question. You had mentioned some synergy in terms of reducing R&D. Could you give us a better idea, is there anything specifically in the pipeline that doesn’t make any sense anymore from a Biovail perspective or anything in your own pipeline that you don’t necessarily need given the broader pipeline you’re getting from the specialty [candidate] side? Thank you.
Bill Wells — Biovail Corporation — CEO
Sure. We have not gone through a full portfolio review at this point and, in fact, until we merge the two companies will continue to operate independently a make their own decisions around their pipelines. Once this transaction closes we will take a hard look at both pipelines and we will select — we will select the best programs going forward.
I’m sure that some programs won’t make it through that review. I suspect that some of the programs will come from the old Valeant side and some of the programs will come from the Biovail side both in terms of what makes it through and what does not make it through.
Annabel Samimy — Thomas Weisel — Analyst
Okay. And just from a perspective of some additional revenue synergies, is there anything that you can do from the Wellbutrin side to bring it as a branded generic into emerging markets or is that locked out because of the Glaxo agreement?
Bill Wells — Biovail Corporation — CEO
Well, our rights with will Wellbutrin are really just for Canada and the US. The rights in the rest of the world are with GSK and in many markets actually there is still patent protection for Wellbutrin XL, and so it is being rolled out around the world by GSK. We are seeing rising revenues from that, so it is a source of growth revenues.
Specifically with Wellbutrin XL in the US market, however, which is by far the largest revenue coming from this franchise, we have been rolling out some non-salesforce marketing efforts by registering doctors for titration packs on samples and by couponing patients. Those appear to be going well. Certainly the prescription trends that we’ve seen from IMS over the last month or so seem to be encouraging.
I think we’ll be continuing those efforts certainly until the two companies are combined. And then Mike and his team have a lot of experience working with these kinds of products as well, as do our folks on the Biovail side, so we’ll bring together the best ideas from both sides and see if we can turbo charge them.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
And I think if you look back at sort of the neuro and other category for the old Valeant, we took a set of products that had pretty anemic growth rates in the US and were able to really improve those growth rates over the last couple of years. We applaud the efforts that Biovail has been doing with Wellbutrin. And I think, quite frankly, by combining the best thinking of both companies we would hope to accelerate the growth on the combined sort of legacy portfolio.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Bill Wells — Biovail Corporation — CEO
The other point I will make is that legacy portfolio is almost a bit of a misnomer for this portfolio because we have been able to experience growth in revenues by managing the script decline, managing price, and we have been able to acquire additional legacy products because of our advantageous corporate structure. We can be much more competitive doing that than anyone else in the market. The new Valeant will benefit from that and so the legacy portfolio actually is a source of potential growth for us.
Annabel Samimy — Thomas Weisel — Analyst
Okay, great. Thank you very much.
Operator
Marc Goodman, UBS.
Marc Goodman — UBS — Analyst
Mike, I was curious what your thoughts were with the Staccato loxapine. I understand you’re going to take a look at the whole portfolio and decide what to keep and what not to, but this is such a late stage asset I figured you had spent a lot of time thinking about this one.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Yes. But again, until these companies, until the transaction is consummated Biovail will continue to make all decisions in terms of Staccato loxapine. So all short-term decisions — I’ll turn it over to Bill in terms of the plans.
Bill Wells — Biovail Corporation — CEO
Yes, our intention is to continue moving forward with preparing to commercialize Staccato loxapine. We believe it’s an outstanding product and that we need to be ready. Assuming that it is approved in the fall by the FDA, then we would want to launch it early next year.
So we are busy pulling together our plans on the commercialization front and we’ll be implementing those as we go forward to the final closing of this transaction. Once the transaction is closed then of course Mike and his new management team that will be composed of both Valeant people and Biovail people will take over the responsibility.
Marc Goodman — UBS — Analyst
With respect to spending ahead of time before the deal closes, spending ahead of time on prelaunch costs, things like that, that’s going to move forward as previously described?

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Bill Wells — Biovail Corporation — CEO
Yes. I don’t expect significant spending. We had been working to make sure that we did not have a lot of money going out of the door before we actually had approval from the FDA, so that’s going to continue. That’s just a rational cost benefit measure in order to contain risk. So we’ll continue doing that.
Marc Goodman — UBS — Analyst
And how do we think about the salesforce?
Bill Wells — Biovail Corporation — CEO
As we go forward in order to commercialize it, we have to have appropriate sales efforts in place. And so we will make sure that there is the appropriate sales effort in place to take it into the market.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Marc, I think that the world has changed for both companies given that we know this transaction is going to happen and I think both companies will make very good independent decisions, but obviously the fact that this deal we anticipate will happen I think that both companies are going to make very prudent investment decisions. We want to continue to maximize our assets, but we also recognize the fact that we’re not going to do anything that needs to be reversed three or four months later.
Marc Goodman — UBS — Analyst
And then just on the cost synergies, I just want to make sure I understand. So you mentioned you have overlap in the US, you have overlap in Canada with respect to operations, and then you have R&D where there is multiple places of R&D where there really only needs to be, let’s, say one. What else should we —? Oh, the CSO you mentioned goes away for Zovirax. What other cost savings go into that $175 million that I am missing?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
I think the only real other bucket of costs — you know, there is lots of costs in each. If we think of corporate headquarters, you know, differently than just US operations, so we only need one corporate headquarters so there will be some real synergies there. US operations; we are both running pharmaceutical companies in the US in terms of the day-to-day operations. And, again, we will only need one doing that. And then the other ones that you mentioned. So those are the main buckets, Marc.
Operator
Michael Tong, Wells Fargo Securities.
Michael Tong — Wells Fargo Securities — Analyst
Hi, good morning. Mike, just quick clarification with respect to your discussion about being accretive to both sets of shareholders. Is that accretive to consensus or accretive to your internal projections?

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
In the case of — I think both is accretive, clearly accretive to consensus because I think consensus for both companies is low, what each company independently thought they would do. In the case of Biovail this is clearly accretive to their internal forecast.
In the case of Valeant, one has to take into account this large cash dividend which comes out. So if you assume our shareholders take that money out and earn at least 0.8% of return, let’s say 1%, if they put it into a treasury bill it will be accretive. If you assume they stick it under their pillow or they spend it all on the first day, then it’s slightly — then that won’t be accretive, but just marginally.
Michael Tong — Wells Fargo Securities — Analyst
Okay, that is fair enough. And in terms of refinancing the existing senior notes on Valeant’s side, will the term loan that you have in place take care of that or do you foresee the need for incremental borrowing to refinance?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
No, no. The money that we would raise and the commitment that we have will more than cover what both companies will need on a go-forward basis.
Bill Wells — Biovail Corporation — CEO
And importantly, the combined company will have about $500 million of liquidity available after all the dust settles to continue the business development activities and for its other corporate purposes.
Michael Tong — Wells Fargo Securities — Analyst
Okay. And then finally, can you — Mike, can you kind of give us an overview of what the sales and marketing infrastructure would look like, you know, post closing?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Sure I think in the short term; longer-term it will depend on what else we do. And the whole premise for this thing is not just the short-term synergies that we’ll get but the ability to grow. But early on we will continue to have a dermatology sales force which today is about 100 people in the US.
And in Canada I think Biovail has about 100 people; we have about 28. We will continue to have a salesforce in Canada and there will probably be slightly less than adding those two together and that will be our commercial infrastructure in Canada and in the US. The rest of our commercial infrastructure, for example in Europe and Latin America, Australia, that will remain the same.
Bill Wells — Biovail Corporation — CEO
And in Canada that commercial infrastructure will detail both the specialty and the primary care.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Michael Tong — Wells Fargo Securities — Analyst
Fair enough. Thank you.
Operator
Gregg Gilbert, Bank of America.
Gregg Gilbert — Bank of America — Analyst
Thank you. First just a quick housekeeping one. What are the pro forma shares outstanding you’re assuming for the new company?
Bill Wells — Biovail Corporation — CEO
Don’t have that number right on the top of my head. We will get that to you.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
It’s roughly double what Biovail has today.
Bill Wells — Biovail Corporation — CEO
Yes, so roughly 320 million shares, but we’ll get you the exact number.
Gregg Gilbert — Bank of America — Analyst
Okay, Bill, a more conceptual question then. Given that the new Company’s philosophy on things like R&D and dividend seem quite different from what you’ve been describing for your standalone strategy, what made this such an obvious deal for you to do? Is it simply the financial accretion is overwhelmingly obvious or are there other external forces that have been evolving your thinking in terms of the availability of assets for you to purchase, etc. So I just wanted your take on those things.
Bill Wells — Biovail Corporation — CEO
This deal really is all about growth. It’s all about advancing our strategy. We end up with a significantly stronger presence in specialty CNS with a second therapeutic area in dermatology. We double the size of the business in Canada with very high growth rates and we establish a very interesting platform in emerging markets which are high-growth. So it aligns perfectly with the strategy that we had laid out when we started our transformation of Biovail, two years ago.
Obviously the financial story is fantastic as well for the Biovail shareholders. We end up with 50% of a company which has a higher implied growth rate and very substantial financial synergies. And we continue to get the benefit of our corporate structure which will now be spread over a much larger product base and cash flow base.
I would dispute a couple of the assumptions you made, that we have very different approaches to R&D and to dividends. When you look at the underlying principles that both companies have been operating by, they’re actually very similar. For example, on dividends Valeant has been distributing cash back to shareholders, they’ve just done it in the form of stock buybacks. We also believe strongly in distributing cash back to shareholders; we chose to do it in the form of dividends.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
The two are essentially fungible. They’re just different methods of accomplishing the same thing.
With regard to R&D, we have been building a pipeline in specialty CNS, but we have tried to build that pipeline in a way which is risk limiting. We’ve put very little capital against that pipeline. We structured our deals as gated deals. We’ve tried to manage risk in everything we’ve done.
All of the big money that we’ve put out the door in terms of investments has been on acquisitions of products which were already in the market that were highly predictable in terms of returns you were going to get from those products. So I would say that our approaches are actually very complementary.
Let me digress a little bit and just talk about how this transaction fits with my personal screens on how I like to do deals. I’ve always said that first the transaction has to fit strategically, so you’ve just heard my case on why I think it fits strategically. Second, I’ve always said that I want to see transactions be done that are accretive within 12 months. Well, this transaction is very accretive to Biovail shareholders almost immediately and certainly highly accretive within 12 months.
The transaction has to meet all of our internal measures in terms of returns on IRRs, returns on capital. Certainly this transaction meets all of those criteria. And the transaction can’t put too much stress on the balance sheet. The Company has to be well-capitalized and have the ability to continue to invest and grow as it goes forward.
This company, once it is merged, will have a debt to cap of below 40%, be generating enormous amounts of cash flow initially estimated at about $750 million a year after the synergies. But of course that will be growing and we hope it will be growing rapidly. And we’ll have substantial liquidity available for continued aggressive business development. So this deal ticks every box that I have in my lexicon of what makes a good deal.
Gregg Gilbert — Bank of America — Analyst
I appreciate that. And one follow-up then because the tax angle is so hugely important in the situation and I imagine what a lot of analyst and investors will be spending time trying to figure out, can you give us any more today than the fact that the tax rate for the combined company will be higher than 5% to 8% and lower than 36% — anything more specific you can provide at this point?
Bill Wells — Biovail Corporation — CEO
Well, it will be substantially lower than 36% and a little bit higher than 5% to 8%. I don’t know how helpful that is, but that’s the best sense I can give you.
Gregg Gilbert — Bank of America — Analyst
Thank you.
Operator
Douglas Miehm, RBC Capital Markets.
Douglas Miehm — RBC Capital Markets — Analyst
Thanks. A quick question just with respect to the dividend that will be paid out. How is that going to be taxable?

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Are you talking about the first or the second dividend?
Douglas Miehm — RBC Capital Markets — Analyst
The 1677.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
1677? We’ll have to fully work it out, but currently we anticipate that a piece of it will be a return of principal, which obviously will have no tax rate, and the rest will be taxed as an ordinary dividend which at least the US has I think a 15% tax rate.
Douglas Miehm — RBC Capital Markets — Analyst
Okay, great. Secondly, just with respect to the [endowment] that would be taken on during this process. You’re going to have meaningful cash flow. Can you talk to us about how you expect to pay that down over the next two to four years?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
We’ll have to make some decisions; the new Board will have to make some decisions. Within four years we can eliminate it completely quite easily, so we could certainly reduce it within that timeframe, no problem. Obviously having no leverage on our balance sheet will not make sense, so early on I suspect we will reduce it somewhat and — but we’ll also be keeping some of the cash for continuing along the growth strategy. So I think it’s premature to give specific numbers or targets. That will be an early discussion with the new Board.
Bill Wells — Biovail Corporation — CEO
One of the premises of this transaction is that together we can do things that we would never be able to dream of individually. And so with the amount of cash flow which is being generated by the new company, it opens up many more opportunities to us of much larger scale. So while I certainly think we will be reducing some of the debt and making sure that we have a very prudent approach to managing leverage in the Company, I also expect aggressive investment in the future. So I would not expect that all of that debt is going to be paid down just because we will continue reinvesting.
Douglas Miehm — RBC Capital Markets — Analyst
Okay. That’s a good segue into my final question and that has to do with the growth outlook, especially as it relates to the multiples for each of the companies now. I think over the last couple years Valeant has posted very strong growth and, as a result, has basically doubled the multiple that Biovail has. So when we talk about the growth of the new company going forward how should we think about top line growth, growth in EBITDA so we can sort of handicap where that multiple should eventually come out at?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Our intention is to have this company grow like the old Valeant grew. When I got the old Valeant our growth rate I think zero — I think it was actually negative. So I think what we were able to do was to take a hard look at the assets. We got rid of some

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
of them, some of the low growth, low profitability ones. We kept the ones that had growth potential. Some of the products were not growing at the time but they had growth potential.
And then what we’ve done is we’ve added products that both — have continued to grow organically. We promised and committed Biovail to a double-digit organic growth rate which we have achieved every quarter and we’re not going to make on day one that same commitment in the new company, but over time we would certainly have the same aspiration.
Douglas Miehm — RBC Capital Markets — Analyst
Okay, that’s very helpful. Thanks very much.
Operator
David Ansellem, Piper Jaffray.
Unidentified Participant
Hi, this is actually [Misha] for David Ansellem. My question just goes to I guess strategic rationale going forward. As far as new product development Biovail obviously had a more aggressive early-stage program and I’m just wondering — I know you talked about this a little bit — but whether you would continue doing that going forward? Thank you.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
We will look at every program and make a decision, but the bias of the new company will be — and I think it was Biovail’s bias as well — will certainly be late stage. We will not be making a lot of investments in early-stage, but we will be looking at low risk late stage development programs.
Bill Wells — Biovail Corporation — CEO
And we certainly agree with that and that in fact was the bias in Biovail as well. The earlier stage programs that you saw us do have some fairly specific characteristics around them where we’re investing very little money in those programs. We thought that they had potential which was underappreciated by the marketplace and that the risk/reward was well-balanced there and we had very little capital against it.
Unidentified Participant
Great. Thank you.
Operator
Chris Scott, JPMorgan.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Chris Scott — JPMorgan — Analyst
Great, thanks. I know you’ve already addressed some of this, but just a follow-up on corporate leverage. Obviously this step has been a major piece of both companies’ corporate strategies. Could you just elaborate a little bit more on what the leverage associated with this deal does to your ability to pursue further deals?
And maybe on a more near term time horizon, I guess should we expect business development activities at the levels we’ve been used to historically seeing each standalone company, or should we think about the next couple years that there’s going to be more focused integration and debt pay down and maybe a little bit less on the biz def side again over let’s say the next one to two years?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Well, two years is an awful long time. We would plan to get this thing integrated very quickly. Will there be some slowdown for the first six months? Probably. But that doesn’t — slowdown doesn’t mean stop. We will continue to be active in that area, but our objective is to, just like we’ve done with every other acquisition, get the synergies out and do it very, very quickly and then get on to the fun stuff which is growing the business.
Bill Wells — Biovail Corporation — CEO
And that’s the track record of both of the management teams and so the focus is perfectly aligned.
Chris Scott — JPMorgan — Analyst
Okay. And can you just remind us in terms of the pro forma debt of the combined entity post transaction just in terms of what that number will be?
Bill Wells — Biovail Corporation — CEO
Let’s see. Trying to look at what we had in the press release if you’ll bear with me a moment (multiple speakers).
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
3.1, but that includes a revolver which we may or may not use.
Chris Scott — JPMorgan — Analyst
Okay, thanks. And then just one final question, maybe a question for Mike. But can you just talk about the Barbados tax structure and what that does to change maybe the combined entity’s business development approach? I guess specifically does that tax structure allow you to consider opportunities that may not have made sense in the past or should we really just think of this as pushing ahead with a lot of the similar kind of either focus or strategy that you had done in the past?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
I don’t think it changes, but what it does is allows some of the types of deals that we were doing will be more advantaged by it, so we will take that into account. We would certainly hope to think about many of the product launches that we have in the two branded generic businesses as taking advantage of the Barbados and the overall financial structure.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
So I think it is a little bit too early. Quite frankly Bill is the expert on this, I am not. Over the next three or four months I hope to pick his brain and together we’ll figure out exactly how to take most advantage of this tax structure. But the tax structure is not going to be a limitation, it’s going to help us but if there’s a great deal for the Company to do and we can’t take advantage of the tax structure it’s still a great deal for shareholders and we will do it.
Chris Scott — JPMorgan — Analyst
Thanks very much.
Operator
Tim Chang, CRT Capital.
Tim Chiang — CRT Capital — Analyst
Hi, thanks. Mike, can you talk a little bit about how the combined entity can grow Biovail’s specialty CNS business? I think Biovail had actually done a relatively good job with Xenazine, even Wellbutrin XL with the couponing program. Is there an intention to build a specialty CNS sales force this year in anticipation of the Staccato loxapine approval?
Bill Wells — Biovail Corporation — CEO
I think there were a number of questions in there. The combined company we don’t expect to come into existence until the very late stages of this year. And so over the course of the next three or four months we’ll take a hard look and we’ll determine whether it makes sense to have a specialty sales force in neuro.
Certainly we are not opposed to doing so. We have one in dermatology, but it would be premature to say that that will be necessary. And certainly we would hope to take advantage of all the assets that Biovail has accumulated in that space and maximize them. But I cannot — it’s premature to give you a specific answer on that because, quite frankly, we don’t have one yet.
Tim Chiang — CRT Capital — Analyst
I guess just a quick follow-up then. In terms of the tax rate — I know a lot of questions have come out on this tax issue. And I guess how difficult is it to funnel the IP from Valeant’s existing business through Barbados?
Bill Wells — Biovail Corporation — CEO
Well there is some possibility of doing that and then certainly our teams have identified some opportunities. I don’t want to go into any great specifics around that. There is a major synergy which has nothing to do with Barbados which is that we generate substantial additional NOLs in Canada and Valeant has a very profitable business in Canada.
So by bringing those two businesses together in Canada we immediately begin generating a quite significant tax synergy. And of course Canada is a fast-growing business for both companies, so all of that income should be sheltered because of the excess NOLs that we’re generating in Canada. So the Barbados structure is one opportunity, but there are others on the tax side.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Tim Chiang — CRT Capital — Analyst
Okay, great. Thanks a lot.
Operator
Corey Davis, Jefferies.
Corey Davis — Jefferies — Analyst
Thanks, this deal is obviously a lot bigger than all the ones you’ve done in the past, Mike. So the question is as you get bigger, at some point do you need to change your organizational philosophy or do you think that what you’ve got right now will work for many, many years? And tied into that, anything you can add with regards to this — any modifications to your structural reporting as it stands right now?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
So I guess two questions, one is philosophy and the second is structure. I think the philosophy is basically stolen from some of the great companies I had the privilege of working with from my consulting days — companies like Teva and Johnson & Johnson and companies like that. And their philosophies and I don’t think our philosophy is going to change over time and I don’t think it’s wildly different than some of the philosophies that they have.
So I think philosophically I think that’s independent of size. In terms of the actual structure, that’s certainly something that we need to think about. And over the next three or four months we’ll try to determine that. As Bill said, we will be looking to pick the best management team from both companies and I’m sure there will be some from each.
And in terms of — you’re absolutely right given the size of the new company, probably the structure is going to be different than the one that Valeant has and it’s probably going to be different than the one Biovail has and — because the structure should be based on both the strategy and the assets that you have.
Corey Davis — Jefferies — Analyst
Great. Thanks, guys.
Operator
Diana Monteith, Loomis Sayles.
Valerie Lubrano — Loomis Sayles — Analyst
It’s Valerie Lubrano for Diana Monteith. I had a quick question on your converts. Do you have provisions in the converts to take them out because of this transaction?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Is that a question? We both have converts.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Valerie Lubrano — Loomis Sayles — Analyst
To Valeant?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Oh. In terms of — well, one set of our converts will actually — will mature before this transaction is consummated which will be in the summer in August. And in terms of the second set of converts we haven’t made any decisions. So we’ll make that decision in due course.
Bill Wells — Biovail Corporation — CEO
And in terms of Biovail converts, although I don’t think that was your question, they should continue in place as we go forward.
Valerie Lubrano — Loomis Sayles — Analyst
Great. Thanks a lot.
Operator
Charles [Trent], Credit Suisse.
Charles Trent — Credit Suisse — Analyst
Hi, good morning. Is there a requirement or what is the requirement in terms of Valeant bonds? You indicated that you are taking them out. I guess what is the actual requirement?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
The actual requirement is that we take them out and that’s why we are taking them out.
Charles Trent — Credit Suisse — Analyst
At a make whole level or is it change of control?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Neither of our CFO’s are on the line right now, so we’ll get that answer to you. I just don’t want to misspeak.
Charles Trent — Credit Suisse — Analyst
Thank you.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Operator
Pat [Pace], Citadel Securities. Chris Sym, Shenkman Capital.
Chris Sym — Shenkman Capital — Analyst
Thanks for taking the question. I actually just had the same question as the previous guy if there was anything in the indentures about being able to take the bonds out using equity claw or if this is going to be a make whole provision. But I believe you said you will get back to us on that?
Bill Wells — Biovail Corporation — CEO
We will.
Chris Sym — Shenkman Capital — Analyst
Okay. Thanks.
Operator
David Blaustein, Suttonbrook.
David Blaustein — Suttonbrook — Analyst
My questions have been asked and answered. Thank you.
Operator
David Common, JPMorgan.
David Common — JPMorgan — Analyst
Yes, thank you. My question has been answered.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
It sounds like we may be out of questions or at least out of new questions.
Operator
Catharine Sterritt, Scotia Capital.
Unidentified Participant
Yes, good morning, gentlemen. I wanted to ask you about the voting approval levels for each company. Can you provide those?

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Bill Wells — Biovail Corporation — CEO
Yes, in the case of Biovail we will require a two-thirds approval for the name change to Valeant Pharmaceuticals International, Inc. The actual approval of the merger transaction will be a simple majority of the shares that are present at the meeting.
Unidentified Participant
Okay, perfect. And then if you could provide some details with respect to the background of the transaction that would be greatly appreciated.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Well, I think Bill mentioned that we were in conversations around product opportunities and those progressed. And I think all the details will be coming out in the proxy, but I think we probably started our conversations quite a few months before and I think the conversation started because of some of the similarities in terms of the strategies and what we were trying to do.
Unidentified Participant
Okay, wonderful. Thank you very much.
Operator
Judy [Delgado], (technical difficulty) Associates.
Judy Delgado — Alpine Associates — Analyst
yes, thank you, gentlemen. Our questions have been asked and answered. Thank you.
Operator
Todd Corsair, UBS.
Todd Corsair — UBS — Analyst
Hi, I know you guys mentioned that you’d be coming back around on how the bonds are treated. I guess I was just looking at the indenture and it seems like there is some language there in the Valeant — the indenture for the Valeant 2020 notes that indicates that unless — I guess unless the amount of refinancing indebtedness is equal or less than what’s out there currently, that I guess you can’t — there are some limitations there as well as a limitation on liens that would seem to require taking the bonds out of the make whole. So I was wondering if, including that information, if that sounds consistent with what your understanding of it is.
Bill Wells — Biovail Corporation — CEO
I’m not trying to avoid the question. I think that is our understanding, but again, I would rather get back the precise information to you. So we’ll clarify that today.

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Todd Corsair — UBS — Analyst
All right. You’ll put that out in a press release or something?
Bill Wells — Biovail Corporation — CEO
We’ll figure out — we’ll have our investor relations people figure out a way. Why don’t you call Laurie Little. Anyone who is interested call Laurie Little.
Todd Corsair — UBS — Analyst
Fantastic. Thank you very much.
Operator
Sachin Shah, Capstone Global Markets.
Sachin Shah — Capstone Global Markets — Analyst
Hi, good morning. Thanks for taking my question. I just wanted to clarify, so ValueAct is going to vote in favor of the transaction and that’s 20%. Are there any other shareholders that are going to be voting in favor of the transaction?
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Well, we certainly hope so, but ValueAct was the only one that we reached out ahead of time. And because it Mason Morfit sits on our Board we thought it was important to communicate his support. And as our largest shareholder and, I think as he mentioned in the quote, he will continue to be the largest shareholder. So he’s certainly in favor. So we certainly hope others will vote for it, but we haven’t reached out to know for sure.
Sachin Shah — Capstone Global Markets — Analyst
Okay. And just to clarify, you need an H-S-R and Canadian approval. Are there any other approvals that you need to complete the deal?
Bill Wells — Biovail Corporation — CEO
I think we’ll probably need antitrust approvals in most of the countries in which Valeant and Biovail are operating, but I do not expect there to be any issues because there’s very little overlap.
Sachin Shah — Capstone Global Markets — Analyst
Okay. And just one final question. You did say in the beginning of this call, just to clarify, that aside from the exchange ratio and the $16.77 in special dividends paid before the close, $1 paid after the close. Was there another amount that you mentioned, another part of the dividend?

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FINAL TRANSCRIPT
Jun. 21. 2010 / 12:30PM, VRX — Valeant Pharmaceuticals and Biovail Conference Call to Discuss Merger Agreement
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Yes, I mentioned the $1.78. That reflects the second dividend that will be paid to all of newco’s shareholders and it just represents the exchange ratio. So if it’s $1 a share post close for any one share you own of Valeant you will get the exchange ratio paid in cash.
Operator
There are no further questions at this time. I’ll turn the call back over to Mr. Mike Pearson for any closing remarks.
Mike Pearson — Valeant Pharmaceuticals International — Chairman, CEO
Well, thank you all for joining the call. I know Bill and I and our collective Boards are very, very excited about the opportunities this transaction presents and we look forward to updating you on the progress of the transaction over the coming months. So thank you for joining us today.
Operator
This concludes today’s conference call. You may now disconnect.
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Caution Regarding Forward-Looking Information and “Safe Harbor” Statement
To the extent any statements made in this document contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and may be forward-looking information as defined under applicable Canadian securities legislation (collectively, “forward-looking statements”).
These forward-looking statements relate to, among other things, the expected benefits of the proposed merger such as efficiencies, cost savings, tax benefits, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company; the expected timing of the completion of the transaction; and the expected payment of a one-time cash dividend. Forward-looking statements can generally be identified by the use of words such as “believe”, “anticipate”, “expect”, “estimate”, “intend”, “continue”, “plan”, “project”, “will”, “may”, “should”, “could”, “would”, “target”, “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this letter that contain forward-looking statements are qualified by these cautionary statements. Although Valeant and Biovail believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by Valeant and Biovail stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the possibility that the anticipated benefits and synergies from the proposed merger cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of Valeant and Biovail operations will be greater than expected; the ability of the combined company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the impact of legislative, regulatory, competitive and technological changes; the risk that the credit ratings of the combined company may be different from what the companies expect; and other risk factors relating to the pharmaceutical industry, as detailed from time to time in each of Valeant’s and Biovail’s reports filed with the Securities and Exchange Commission (“SEC”) and, in Biovail’s case, the Canadian Securities Administrators (“CSA”). There can be no assurance that the proposed merger will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this letter, as well as under Item 1.A. in each of Valeant’s and Biovail’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and Item 1.A in each of Valeant’s and Biovail’s most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010. Valeant and Biovail caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Valeant and Biovail, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Neither Biovail nor Valeant undertakes any obligation to update or revise any forward-looking statement, except as may be required by law.
Additional Information

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In connection with the proposed merger, Valeant and Biovail plan to file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of Valeant and Biovail that also constitutes a prospectus of each of Valeant and Biovail. Valeant and Biovail will mail the joint proxy statement/prospectus to their respective stockholders. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Valeant and Biovail, free of charge, at the website maintained by the SEC at www.sec.gov and, in Biovail’s case, on SEDAR at www.sedar.com. You may also obtain these documents, free of charge, from Valeant’s website (www.valeant.com) under the tab “Investor Relations” and then under the heading “SEC Filings,” or by directing a request to Valeant, One Enterprise, Aliso Viejo, California, 92656, Attention: Corporate Secretary. You may also obtain these documents, free of charge, from Biovail’s website (www.biovail.com) under the tab “Investor Relations” and then under the heading “Regulatory Filings” and then under the item “Current SEC Filings,” or by directing a request to Biovail, 7150 Mississauga Road, Mississauga, Ontario, Canada, L5N 8M5, Attention: Corporate Secretary.
The respective directors and executive officers of Valeant and Biovail and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Valeant’s directors and executive officers is available in its definitive proxy statement filed with the SEC by Valeant on March 25, 2010, and information regarding Biovail directors and executive officers is available in its definitive proxy statement filed with the SEC and CSA by Biovail on April 21, 2010. These documents can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC and the CSA when they become available. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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